UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2018
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01 Regulation FD Disclosure.

On July 9, 2018, Cerner Corporation ("Cerner") announced a strategic operating relationship with Lumeris Healthcare Outcomes, LLC ("Lumeris"), pursuant to which Cerner and Lumeris will collaborate to bring to market an EHR-agnostic offering, Maestro AdvantageTM, designed to help providers who participate in value-based arrangements, including Medicare Advantage and provider-sponsored health plans, control costs and improve outcomes. Cerner issued a press release announcing the strategic relationship between Cerner and Lumeris, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the strategic relationship, Cerner Capital, Inc., a wholly owned subsidiary of Cerner, entered into a stock purchase agreement with Essence Group Holdings Corporation, an affiliate of Lumeris, pursuant to which Cerner Capital, Inc. will acquire a minority interest in Essence Group Holdings Corporation for approximately $266 million.

The closing of the transaction is subject to customary conditions, including among others, the expiration or termination of all applicable waiting periods (and extensions thereof) under the Hart-Scott Rodino Antitrust Improvements Act of 1976.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

99.1	Press release of Cerner Corporation dated July 9, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: July 9, 2018	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer